Exhibit 23.2

              CONSENT OF INDEPENDENT AUDITORS

      We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 33-52943) and related Prospectus of Advanced Micro Devices, Inc. and to the incorporation by reference therein of our reports dated January 6, 1994, with respect to the consolidated financial statements of Advanced Micro Devices, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 26, 1993, and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.

                                                                ERNST & YOUNG


San Jose, California
   May 13, 1994